EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation

Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our reports, dated March 11, 2016 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the years ended December 31, 2015, 2014 and 2013.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

March 11, 2016